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                                 EXHIBIT 8(a)(2)
                   AMENDMENT NO. 22 TO PARTICIPATION AGREEMENT
                              (AEGON/TRANSAMERICA)

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                               AMENDMENT NO. 22 TO
                             PARTICIPATION AGREEMENT
                                     BETWEEN
                    AEGON/TRANSAMERICA SERIES FUND, INC. AND
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO,

         Amendment No. 22 to the Participation Agreement ("Agreement"), dated February 27, 1991, as amended, between AEGON/Transamerica Series Fund, Inc. (the "Fund") and Western Reserve Life Assurance Co. of Ohio ("WRL").

         WHEREAS, WRL has registered or will register the WRL Freedom Wealth Builder variable life insurance policy (the "Policy") under the Securities Act of 1933; and

         WHEREAS, WRL will offer, through its WRL Series Life Account, the WRL Freedom Wealth Builder variable life insurance policy; and

         WHEREAS, WRL has changed the name of the WRL Freedom Navigator variable annuity contract to WRL Freedom Premier III variable annuity contract; and

         WHEREAS, to the extent permitted by applicable insurance law and regulation, WRL intends to purchase shares in one or more of the Portfolios of the Fund to fund the Policy, as specified in Schedule B attached to the Agreement, as such Schedule B is amended by this Amendment No. 22, and as Schedule B may be amended from time to time; and

         WHEREAS, the Fund intends to sell shares of the Portfolio(s) to the Policy at net asset value; and

         NOW, THEREFORE, IT IS HEREBY AGREED that WRL, through its WRL Series Life Account, is authorized to acquire shares issued by the Fund, subject to the terms and conditions of the Participation Agreement, and that Schedule B to the Participation Agreement is hereby amended to add the WRL Freedom Wealth Builder variable life insurance policy to the list of "Policies" and to reflect the name change of the WRL Freedom Navigator to WRL Freedom Premier III.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of December 1, 2003.

WESTERN RESERVE LIFE ASSURANCE               AEGON/TRANSAMERICA SERIES
CO. OF OHIO                                       FUND, INC.
By its authorized officer,                        By its authorized officer,


By:   /s/ Priscilla I. Hechler               By:    /s/ John K. Carter
    --------------------------------              ------------------------------
         Priscilla I. Hechler                               John K. Carter
Title: Assistant Vice President              Title:    Vice President, Secretary
         and Assistant Secretary                         and General Counsel

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                                     AMENDED
                                   SCHEDULE B
                                   ----------

                           Effective December 1, 2003

                Account(s), Policy(ies) and Portfolio(s) Subject
                         to the Participation Agreement

Accounts:                  WRL Series Life Account
                           WRL Series Annuity Account
                           Separate Account VA U


Policies:       The Equity Protector
                           WRL Freedom Equity Protector
                           WRL Freedom SP Plus
                           WRL Freedom Variable Annuity
                           WRL Freedom Attainer Variable Annuity
                           WRL Freedom Bellwether Variable Annuity
                           WRL Freedom Conqueror Variable Annuity
                           WRL Freedom Wealth Protector
                           C.A.S.E. Reserve Variable Annuity
                           Meridian Sector Variable Annuity
                           WRL Freedom Wealth Creator Variable Annuity
                           WRL Financial Freedom Builder
                           WRL Freedom Elite
                           WRL Freedom Premier Variable Annuity
                           WRL Freedom Access Variable Annuity
                           WRL Freedom Enhancer Variable Annuity
                           WRL Freedom Select Variable Annuity
                           WRL Freedom Elite Builder
                           WRL Freedom Elite Advisor
                           WRL Freedom Premier II
                           WRL Freedom Access II
                           WRL Freedom Enhancer II
                           WRL Freedom Premier III
                           WRL Xcelerator
                           WRL Freedom Wealth Builder

Portfolios:     AEGON/Transamerica Series Fund, Inc. - each Portfolio has an
                Initial Class and a Service Class of Shares

                           AEGON Bond
                           Alger Aggressive Growth
                           Asset Allocation - Conservative Portfolio
                           Asset Allocation - Growth Portfolio
                           Asset Allocation - Moderate Portfolio
                           Asset Allocation - Moderate Growth Portfolio
                           American Century International
                           American Century Income & Growth
                           Capital Guardian U.S. Equity
                           Capital Guardian Value
                           Clarion Real Estate Securities
                           Dreyfus Mid Cap
                           Dreyfus Small Cap Value
                           Federated Growth & Income
                           GE U.S. Equity
                           Great Companies - America (sm)
                           Great Companies - Technology (sm)
                           J.P. Morgan Enhanced Index

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                         AMENDED SCHEDULE B (continued)

Portfolios:                Janus Balanced
                           Janus Global
                           Janus Growth
                           LKCM Strategic Total Return
                           Marsico Growth
                           MFS High Yield
                           Munder Net50
                           PBHG/NWQ Value Select
                           PBHG Mid Cap Growth
                           PIMCO Total Return
                           Salomon All Cap
                           Templeton Great Companies Global
                           T. Rowe Price Equity Income
                           T. Rowe Price Small Cap
                           Third Avenue Value
                           Transamerica Equity
                           Transamerica Convertible Securities
                           Transamerica Growth Opportunities
                           Transamerica Money Market
                           Transamerica U.S. Government Securities
                           Transamerica Value Balanced
                           Van Kampen Emerging Growth